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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT


    We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement No. 333-37170 of Comverse Technology, Inc. of our report dated March 6, 2000 (April 3, 2000 as to Note 12), appearing in the Annual Report on Form 10-K of Comverse Technology, Inc. for the year ended January 31, 2000, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ DELOITTE & TOUCHE LLP
New York, New York
June 7, 2000